UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 5, 2014 (August 29, 2014)

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1688, Yunli Road, Tongli

Wujiang, Jiangsu Province

People’s Republic of China

 (Address of Principal Executive Offices)

 (86-0512) 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 3, 2014, China Commercial Credit, Inc. (the “Company”) issued a press release announcing that on August 29, 2014 the Company received a Nasdaq Staff Deficiency Letter indicating that, as a result of the Company not timely filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (the “Late 10-Q”), the Company failed to comply with the periodic filing requirements for continued listing set forth in Rule 5250(c)(1) of the Nasdaq Listing Rules. Nasdaq has provided the Company until October 28, 2014 to submit a plan to regain compliance. The Company expects to file the Late 10-Q prior to that deadline. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: September 5, 2014	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 3, 2014